--------------------------------------------------------------------------------
                                   PHAZAR CORP
                     P.O. Box 121697 Fort Worth, Texas 76121
                                 (940) 325-3301
--------------------------------------------------------------------------------

                                  NEWS RELEASE
                                February 7, 2005


                  ANTENNA PRODUCTS CORPORATION AWARDED CONTRACT


PHAZAR CORP announced today that Antenna Products Corporation in Mineral Wells, Texas, a wholly owned subsidiary, was recently awarded a $3,723,531 firm fixed price subcontract from BAE SYSTEMS ATI for the production of 270 Low Band Antenna Matching Unit Assemblies and 346 High Band Antenna Matching Unit Assemblies. This equipment will be manufactured at Antenna Product Corporation's plant in Mineral Wells, Texas and deliveries are scheduled to begin in June, 2005 and continue monthly through September, 2005. The equipment will be shipped to the High Frequency Active Auroral Research Program (HAARP) ionospheric research site near Gokona, Alaska, the site of the recently completed installation of an array of 132 crossed dipole antennas built and installed by Antenna Products Corporation in 2004.

As the result of this order, Antenna Products Corporation's backlog of orders as of February 4, 2005 was approximately $5.9 million.

Information   on   PHAZAR  CORP  is  available  on  the  Internet  web  page  at
www.phazar.com and at www.antennaproducts.com
--------------        -----------------------

For further information contact:

Kathy Kindle, Antenna Products Corporation
Tel: 940 325 3301  Fax: 940 325 0716
kindle@antennaproducts.com
--------------------------

The common stock of PHAZAR CORP is listed on the Nasdaq SmallCap Market under the trading symbol "ANTP". This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company's expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties, but there can be no assurance that management's expectations, beliefs or projections will result, or be achieved, or accomplished.



                                       1